  Exhibit 10.1

Document: Promissory Note

Lender: Generations Bank

Borrower: IIP-IL 2 LLC

Guarantor: Innovative Industrial Properties, Inc.

Principal: $20,000,000.00

Date: April 24, 2026

Loan Number: 820951505

This Instrument Prepared By:

Kutak Rock LLP

5111 W JB Hunt Drive, Suite 300

Rogers, Arkansas 72758

PROMISSORY NOTE

FOR VALUE RECEIVED, IIP-IL 2 LLC, a limited liability company organized pursuant to the laws of the State of Delaware (“Borrower”), promises to pay to the order of Generations Bank, a state bank organized pursuant to the laws of the Arkansas (“Lender”), the principal amount of Twenty Million and No/100 Dollars ($20,000,000.00) (the “Principal”) together with interest thereon at a fixed rate of interest equal to the lesser of Nine and No/100 Hundredths Percent (9.00%) per annum, or the highest lawful rate (the “Interest Rate”) until paid in full. The Interest Rate may be adjusted upon an Event of Default as provided herein and in the Loan Agreement.

W-I-T-N-E-S-S-E-T-H

1.       Definitions. For purposes of this Promissory Note, the following terms and variations thereof (including the singular, plural, and possessive and the past, present, and future tense) shall have the following meanings:

“Accrued Interest” shall mean and refer to the interest at the Interest Rate that shall accrue from time to time on the outstanding and unpaid Principal.

“Advance” shall mean and refer to a disbursement of the Principal by Lender to or on behalf of Borrower or a payment of Fees and Expenses by Lender to or on behalf of Debtors.

“Borrower” shall mean and refer to IIP-IL 2 LLC, a limited liability company organized pursuant to the laws of the State of Delaware.

“Conversion Date” shall mean and refer to the date that is twelve (12) months following the Effective Date.

“Debtors” shall mean and refer to any one or more of Borrower and Guarantor.

“Event of Default” shall mean and refer to any one or more of those actions, omissions, conditions, occurrences, and events defined as such in the Loan Agreement and any default or breach of any provision of this Promissory Note, the Loan Agreement, or the Loan Documents.

“Exit Fee” shall mean and refer to: (a) for the period beginning on the Effective Date until such date that is the one (1) year anniversary of the Effective Date (i) if a portion of the outstanding Principal is prepaid, an amount equal to the amount of Principal prepaid multiplied by three hundred (300) basis points (i.e. 3.0%), and (ii) if the Principal is paid in full, whether by prepayment or upon maturity (whether by acceleration or otherwise), an amount equal to the Principal multiplied by three hundred (300) basis points (i.e. 3.0%), less any portion of the Principal paid in connection with any previous prepayments; and (b) for the period beginning on the day immediately following the one (1) year anniversary of the Effective Date and continuing until such date that is the two (2) year anniversary of the Effective Date: (i) if a portion of the outstanding Principal is prepaid, an amount equal to the amount of Principal prepaid multiplied by two hundred (200) basis points (i.e. 2.0%), and (ii) if the Principal is paid in full, whether by prepayment or upon maturity (whether by acceleration or otherwise), an amount equal to the Principal multiplied by two hundred (200) basis points (i.e. 2.0%), less any portion of the Principal paid in connection with any previous prepayments; and (c) for the period beginning on the day immediately following the two (2) year anniversary of the Effective Date and continuing until such date that is the thirty (30) month anniversary of the Effective Date: (i) if a portion of the outstanding Principal is prepaid, an amount equal to the amount of Principal prepaid multiplied by one hundred (100) basis points (i.e. 1.0%), and (ii) if the Principal is paid in full, whether by prepayment or upon maturity (whether by acceleration or otherwise), an amount equal to the Principal multiplied by one hundred (100) basis points (i.e. 1.0%), less any portion of the Principal paid in connection with any previous prepayments; and (d) for the period commencing on the day that is immediately after the thirty (30) month anniversary of the Effective Date and continuing until the Maturity Date, no prepayment charge or Exit Fee shall be due and payable with respect to a prepayment of all or a portion of the Principal.

“Fees and Expenses” shall mean and refer to: (a) late fees; (b) origination fees; (c) recording fees; (d) document preparation fees; (e) closing fees and expenses; (f) expenses relating to the issuance of the Title Commitment and Title Policy, including any expense associated with curing the title of Lender, Debtors, or any other Person to the Collateral; (g) title and lien search fees; (h) credit reporting fees; (i) all expenses relating to the perfection of the Liens of Lender in and to the Collateral; (j) expenses relating to the preservation and protection of the Liens of Lender in and to the Collateral; (k) all expenses relating to maintaining the priority of the Liens of Lender; (l) all expenses paid or incurred by Lender while the Collateral shall be in the possession of Lender; (m) reasonable attorneys’ fees paid or incurred by Lender during the negotiation, preparation, and closing of this Promissory Note, the Loan Agreement, and the Loan Documents; (n) reasonable attorneys’ fees paid or incurred by Lender to enforce any provision of this Promissory Note, the Loan Agreement, and the Loan Documents; (o) reasonable attorneys’ fees paid or incurred by Lender if Lender shall file or commence any Litigation to protect its rights with respect to Debtors or the Collateral or to enforce any provision of this Promissory Note, the Loan Agreement, and the Loan Documents; (p) appraisal fees; (q) accounting fees; (r) travel expenses; (s) taxes payable by Lender with respect to the Loan other than income taxes; (t) all those fees and expenses identified in this Promissory Note, the Loan Agreement and the Loan Documents; (u) applicable Exit Fees; and (v) all other expenses paid or incurred by Lender on behalf of Debtors or the Collateral.

“Interest Rate” shall mean and refer to a rate of interest equal to the lesser of (a) Nine and No/100 Hundredths Percent (9.00%) per annum, as adjusted upon an Event of Default, or (b) the highest rate permitted by Applicable Law.

“Lender” shall mean and refer to Generations Bank, a state bank organized pursuant to the laws of the Arkansas, and its successors and assigns.

“Loan” shall mean and refer to the loan of money by Lender to Borrower described in this Promissory Note, the Loan Agreement, and the Loan Documents and shall include the Principal, Accrued Interest, and Fees and Expenses.

“Loan Agreement” shall collectively mean and refer to the Loan and Security Agreement dated as of this date, the Exhibits, if any, and any amendments executed and delivered by the Parties.

“Loan Documents” shall mean and refer to this Promissory Note, the Guaranty, the Mortgage, the UCC Financing Statement, and all other items that may be executed, delivered, or recorded pursuant to this Promissory Note, the Loan Agreement, and the Loan Documents and any amendments to the foregoing executed and delivered by the Parties.

“Maturity Date” shall mean and refer to April 22, 2029, or such later date approved by Lender as set forth in any amendment to this Promissory Note and the Loan Agreement executed and delivered by the Parties.

“Party” shall mean and refer to Lender and any one or more of Borrower and Guarantor.

“Payment Date” shall mean and refer to May 25, 2026, and the twenty-fifth (25th) day of each month thereafter until the Maturity Date.

“Principal” shall mean and refer to a sum of money of Twenty Million and No/100 Dollars ($20,000,000.00) plus unpaid Fees and Expenses.

“Promissory Note” shall mean and refer to this Promissory Note made by Borrower to the order of Lender, evidencing indebtedness in the amount of the Principal with interest at the Interest Rate, and all amendments thereto executed and delivered by Borrower and approved by Lender.

“Secured Obligations” shall collectively mean and refer to: (a) the prompt and complete payment of the Loan according to the provisions of this Promissory Note, the Loan Agreement, and the Loan Documents; (b) the prompt and complete performance of each and every obligation of Debtors pursuant to this Promissory Note, the Loan Agreement, and the Loan Documents; (c) future advances of monies to Borrower or with respect to the Collateral; and (d) the prompt and complete payment and performance of any Liability of Borrower to Lender now existing or hereafter arising voluntarily, involuntarily, by operation of law, or otherwise, and whether joint or several, primary or subordinate, absolute or contingent, or liquidated or un-liquidated.

Capitalized terms not otherwise defined in this Promissory Note shall have the meanings ascribed to such terms in the Loan Agreement, or if not defined therein, the Loan Documents.

2. Loan. In reliance upon the representations, warranties, and covenants of Debtors and subject to the provisions of this Promissory Note, the Loan Agreement, and the Loan Documents, Lender may make a loan of money to Borrower as follows:

2.1.         Principal. The Loan shall be in an amount not to exceed the Principal and Fees and Expenses.

2.2.         Advances. Subject to the provisions of this Promissory Note, the Loan Agreement and the Loan Documents, the Principal shall be advanced to or on behalf of Borrower as of the Effective Date through a single Advance.

2.3.         Promissory Note. The Loan shall be evidenced by this Promissory Note.

2.4.         Payment. On each Payment Date until the Conversion Date, Borrower shall make payments to Lender equal to the amount of Accrued Interest on the outstanding and unpaid balance of the Principal. On the Conversion Date, Borrower shall pay to Lender an amount equal to the Accrued Interest plus unpaid Fees and Expenses. Beginning on the Conversion Date and continuing on each Payment Date thereafter until the Maturity Date, Borrower shall make monthly payments to Lender based on an amortization of the Principal over a period of twenty (20) years, plus Accrued Interest, plus unpaid Fees and Expenses. Lender shall calculate such amortization in the sole and absolute discretion of Lender. Lender shall notify Borrower of the payment amount due in a manner consistent with the standard practices of Lender in Lender’s ordinary course of business. On the Maturity Date, Borrower shall make a single balloon payment to Lender in the amount of the sum of the outstanding and unpaid Principal, Accrued Interest, and any unpaid Fees and Expenses. All payments shall be applied in the following priority unless otherwise determined by Lender in Lender’s sole and absolute discretion: Fees and Expenses, Accrued Interest, and Principal.

2.5.         Interest. The outstanding and unpaid Principal shall bear interest per annum at the Interest Rate beginning on the date that the first Advance shall be made to or on behalf of Borrower and continuing until the outstanding and unpaid Principal shall be paid in full. The highest lawful rate of interest which may be charged under the Loan shall be determined by the laws of the State of Arkansas and applicable federal law. Interest shall be calculated on the basis of a year consisting of three hundred sixty (360) days.

2.6.       Prepayments. Except in the event of acceleration by Lender pursuant to the terms and conditions set forth herein, Borrower shall not prepay the Principal, in whole or in part, at any time prior to the Conversion Date. Borrower may prepay the Principal, in whole or in part, at any time following the Conversion Date; provided Borrower shall pay any and all Fees and Expenses in connection therewith.

2.7.       Fees and Expenses. In addition to the Principal and Accrued Interest, the Loan shall include, and Borrower shall pay, all Fees and Expenses. If any Fees and Expenses shall not have been paid by or on behalf of Debtors within ten (10) days after notice, Lender may, in addition to any other rights or remedies, either: (a) pay the Fees and Expenses and charge Borrower interest at the Interest Rate on the amount thereof until paid in full; or (b) may cause an Advance to be made in such amount necessary to pay the Fees and Expenses. If any required payment is more than 10 days late, then at Lender’s option, Lender will assess a late payment charge of 10.00% of the amount of the regularly scheduled payment then past due, subject to a minimum charge of $100.00 and a maximum charge of $500.00.

2.8.       Origination Fee. On the Effective Date, Borrower shall pay an origination fee to Lender in an amount equal to one and one-half percent (1.50%) of the Principal in consideration of the underwriting, review, origination, and making of the Secured Obligations. Such origination fee shall be deemed to be fully earned when paid and shall not be refunded to Borrower for any reason.

3.       Default. Borrower shall be in default pursuant to this Promissory Note if an Event of Default shall have occurred and shall not have been cured within the time provided in the Loan Agreement or the Loan Documents. On an Event of Default and the expiration of any cure period provided in the Loan Agreement, in addition to any other rights and remedies, Lender may accelerate all amounts due pursuant to this Promissory Note, the Loan Agreement, and the Loan Documents including Principal, Accrued Interest, and Fees and Expenses and declare the same to be immediately due and payable without notice to Debtors.

4.       Waivers. Borrower and all endorsers of this Promissory Note hereby severally waive presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notice of dishonor, and the Maturity Date may be extended without notice.

5.       Representations and Warranties. In order to induce Lender to make the Loan and to enter into this Promissory Note, the Loan Agreement, and the Loan Documents, Borrower hereby represents and warrants to Lender as of the date of this Promissory Note, the date of each Advance, and each Payment Date as follows:

5.1.       Name. The legal name of Borrower is IIP-IL 2 LLC. Borrower has not and does not use any trade, fictitious, or assumed names except as disclosed to Lender in writing prior to the date of this Promissory Note.

5.2.       Organization of Borrower. Borrower is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. Borrower is duly licensed and qualified to transact business in all other jurisdictions where the nature of Borrower’s business requires such licensing or qualification. Borrower filed Borrower’s Certificate of Formation with the Secretary of State of Delaware on September 25, 2019. Such Certificate of Formation has not been amended. The only Limited Liability Company Agreement of Borrower is dated effective as of September 25, 2019, and has been executed and delivered prior to the execution and delivery of this Promissory Note. Such Operating Agreement has not been amended or modified. The only member of Borrower is IIP Operating Partnership, LP, a Delaware limited partnership.

5.3.       Authorization of Loan. Borrower has full power and authority to execute and deliver this Promissory Note, the Loan Agreement, and the Loan Documents and to perform Borrower’s obligations under this Promissory Note, the Loan Agreement, and the Loan Documents. Borrower has duly authorized the execution, delivery, and payment and performance of this Promissory Note, the Loan Agreement, and the Loan Documents. This Promissory Note, the Loan Agreement, and the Loan Documents constitute the valid and legally binding obligations of Borrower enforceable in accordance with their provisions.

5.4.       Purpose. The Loan shall be used by Borrower solely for the purpose of paying Fees and Expenses incurred in connection with the closing of the Loan; for paying Fees and Expenses incurred following closing of the Loan; for operating capital for Borrower; and for other purposes set forth in this Promissory Note, the Loan Agreement and the Loan Documents.

6.       General Provisions.

6.1.       Business Day. If any provision of this Promissory Note shall require the performance of an obligation on a date that shall be a legal holiday pursuant to Applicable Law, a Party may postpone the performance of such obligation until the next business day.

6.2.       Currency. Any reference to dollars or money in this Promissory Note shall mean legal tender of the United States of America. Any amount required to be paid by Borrower pursuant to this Promissory Note shall be paid by check, draft, or electronic funds transfer.

6.3.       Arithmetical Errors. Lender shall incur no Liability for any arithmetical error in computing any amount due to or from Debtors including any payment of Principal, Accrued Interest, and Fees and Expenses provided that Lender shall make such adjustments as shall be necessary to correct the error and to restore the Parties to the position that they would have occupied had the error not occurred.

6.4. Commissions. The transactions contemplated by this Promissory Note, the Loan Agreement, and the Loan Documents have been completed by the Parties acting as principals and without the assistance of any brokers, agents, finders, or other Persons. Each Party represents, warrants, and covenants that the Party has not obligated any other Party to the payment of any fee, commission, or charge of any broker, agent, finder, or other Person in connection with this Promissory Note. If any such claim shall be made by any broker, agent, finder, or other Person, Borrower shall indemnify, defend, and hold harmless Lender from and against all Liabilities relating thereto.

6.5.       Attorneys’ Fees. In the event of Litigation among the Parties regarding the provisions of this Promissory Note, the Loan Agreement, or the Loan Documents or the transactions contemplated by this Promissory Note, the Loan Agreement, or the Loan Documents, the non-prevailing party shall reimburse the prevailing party for all reasonable attorneys’ fees and expenses actually paid or incurred in the course of the Litigation.

6.6.       Governing Law. UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN TO THE CONTRARY, THIS PROMISSORY NOTE, THE LOAN AGREEMENT AND THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARKANSAS (WITHOUT GIVING EFFECT TO ARKANSAS’ PRINCIPLES OF CONFLICTS OF LAW) AND APPLICABLE UNITED STATES FEDERAL LAW, EXCEPT FOR THOSE PROVISIONS IN THIS PROMISSORY NOTE, THE LOAN AGREEMENT, AND THE LOAN DOCUMENTS PERTAINING TO THE CREATION, PERFECTION OR VALIDITY OF OR EXECUTION ON LIENS OR SECURITY INTERESTS ON PROPERTY LOCATED IN THE STATE WHERE THE PROJECT IS LOCATED, WHICH PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROJECT IS LOCATED AND APPLICABLE UNITED STATES FEDERAL LAW.

6.7.       Forum. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF BENTON, STATE OF ARKANSAS, AND TO THE EXTENT APPLICABLE LAW REQUIRES ANY PROCEEDING TO BE BROUGHT IN THE STATE WHERE THE PROJECT IS LOCATED, ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTIES OF KANKAKEE OR WILL, STATE OF ILLINOIS, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE, THE LOAN AGREEMENT, OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

6.8.       Jury Trial. EACH PARTY IRREVOCABLY, UNCONDITIONALLY, AND ABSOLUTELY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION AMONG THE PARTIES ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE, THE LOAN AGREEMENT AND THE LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED BY THIS PROMISSORY NOTE, THE LOAN AGREEMENT AND THE LOAN DOCUMENTS. A COPY OF THIS SECTION SHALL BE WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND NEGOTIATED CONTRACT OF THE PARTIES TO IRREVOCABLY, UNCONDITIONALLY, AND ABSOLUTELY WAIVE TRIAL BY JURY.

6.9.       Remedies. The remedies provided in this Promissory Note for the benefit of Lender, shall be cumulative and not exclusive of any remedies otherwise available to Lender pursuant to Applicable Law.

6.10.       Notice. Any notice, demand, request, or other communication permitted or required by this Promissory Note, the Loan Agreement or the Loan Documents shall be deemed received by a Party two (2) days after delivery of the notice, demand, request, or other communication pursuant to the provisions of this Section. All notices, demands, requests, and other communications permitted or required by this Promissory Note shall be in writing and shall be delivered to a Party by either: (a) personal delivery; (b) overnight delivery service with delivery costs prepaid and receipt of delivery requested; or (c) certified or registered mail with postage prepaid and return receipt requested. All notices, demands, requests, and other communications permitted or required by this Promissory Note shall be delivered to the Parties at the following addresses unless another address shall be designated by a Party by notice pursuant to the provisions of this Section:

If to Lender: Generations Bank

Attn: Mr. Jentry K. Jones

3503 S. 55th Street; Suite 300.

Rogers, Arkansas 72758

If to Counsel to Lender: Kutak Rock LLP

Attn: Nick Arnold

5111 W JB Hunt Drive, Suite 300

Rogers, Arkansas 72758

If to Borrower: IIP-IL 2 LLC

11440 West Bernardo Ct, Suite 100

San Diego, CA 92127

Attn: Legal

Email: pm@iipreit.com; Kelly.Spicher@iipreit.com

6.11.       Consent. Except as expressly stated otherwise, for purposes of this Promissory Note, whenever the consent or approval of Lender may be required or permitted, Lender shall not unreasonably delay, condition, or withhold it consent.

6.12.       Time for Performance. Time shall be of the essence.

6.13.       Review of Agreement. Borrower hereby represents, warrants, and covenants that Borrower had an adequate opportunity to review this Promissory Note, the Loan Agreement, and the Loan Documents and to seek legal counsel prior to the execution and delivery of this Promissory Note, the Loan Agreement, and the Loan Documents by Borrower.

6.14.       Severability. Each provision of this Promissory Note shall be severable from all other provisions of this Promissory Note. If any provision of this Promissory Note shall be determined to be invalid or unenforceable in any Litigation among the Parties, such provision shall be deemed to be amended to the extent necessary to render this Promissory Note valid and enforceable, and the remaining provisions of this Promissory Note shall be valid and enforceable.

6.15.       Conflict with Loan Documents. If there shall be an irreconcilable conflict between the provisions of this Promissory Note and the provisions of the Loan Agreement or the Loan Documents, the provisions of the Loan Agreement shall prevail and the conflict shall be resolved by reference only to the provisions of the Loan Agreement.

6.16.       Interpretation. This Promissory Note shall be interpreted as follows: (a) as though the Parties shared equally in the negotiation and preparation of this Promissory Note; (b) gender or lack of gender of any word shall include the masculine, feminine, and neuter; (c) singular shall include plural and plural shall include singular; (d) the words “include” and “including” mean, in addition to any regularly accepted meaning, “without limitation” and “including but not limited to”; (e) references to Sections refer to Sections of this Promissory Note; (f) subject headings, captions, and titles shall not affect the interpretation of this Promissory Note; (g) as a solicitation for offers until this Promissory Note shall have been executed and delivered by all Parties; (h) the definition of any term in this Promissory Note shall apply to all uses of such term whenever capitalized; (i) the words “and” and “or” shall mean “and/or”; and (j) any Exhibits to this Promissory Note shall be incorporated into this Promissory Note as though fully set forth word for word in this Promissory Note.

6.17.       Further Assurances. Upon request by Lender, Borrower shall promptly execute and deliver such other documents and take such further actions as may be requested by Lender to carry out the provisions of this Promissory Note, the Loan Agreement, and the Loan Documents.

6.18.       Transfer. This Promissory Note, the Loan Agreement, and the Loan Documents and the rights and obligations of Borrower pursuant to this Promissory Note, the Loan Agreement, and the Loan Documents may not be Transferred by Borrower to any Person. Any Transfer of this Promissory Note, the Loan Agreement, and the Loan Documents by Borrower or any of the rights or obligations of Borrower pursuant to this Promissory Note, the Loan Agreement, and the Loan Documents shall not release Borrower from any of the provisions of this Promissory Note, the Loan Agreement, and the Loan Documents. Lender may Transfer all or any part of the Secured Obligations, this Promissory Note, and the Loan Documents without notice to or consent from Borrower. In connection with any Transfer by Lender, Borrower hereby irrevocably consents to the disclosure of information pertaining to the Secured Obligations, this Promissory Note, and the Loan Documents in connection with any Transfer, provided that the recipient is bound by the same confidentiality obligations as Lender. Borrower acknowledges that Lender has not made any representation, warranty, or covenant to Borrower with respect to the Transfer of all or any part of the Secured Obligations, this Promissory Note, or the Loan Documents. Any Transfer by Lender of the Secured Obligations, this Promissory Note, or the Loan Documents shall release Lender from any further Liability to Borrower.

6.19.       Third Party Beneficiary. The Parties do not intend to create any rights under this Promissory Note or the Loan Documents for the benefit of any Person other than the Parties except as provided in this Promissory Note, the Loan Agreement, and the Loan Documents.

6.20.       Binding Effect. The Parties executed and delivered this Promissory Note with the intent to be legally bound to its provisions. This Promissory Note shall inure to the benefit of, shall be binding on, and shall be enforceable by the heirs, successors, and assigns of the Parties.

6.21.       Amendment. This Promissory Note may be modified or amended only by a subsequent written amendment executed and delivered by all Parties. The course of dealing among the Parties shall not modify or amend this Promissory Note in any respect.

6.22.       Waiver. The provisions of this Promissory Note may be waived only by a subsequent written amendment executed by all Parties. Any delay or inaction by a Party shall not be construed as a waiver of any of the provisions of this Promissory Note. A waiver of any provision of this Promissory Note: (a) shall not be construed as a waiver of any other provision of this Promissory Note; (b) shall be applicable only to the specific instance and for the specific period in which the waiver may be given; (c) shall not be construed as a permanent waiver of any provision of this Promissory Note unless otherwise agreed by all Parties in a subsequent written amendment executed by all Parties; (d) shall not affect any right or remedy available to a Party; and (e) shall be subject to such terms and conditions as provided in a subsequent amendment executed by all Parties.

6.23       Survival. All representations and warranties made by Borrower in this Promissory Note, the Loan Agreement, and the Loan Documents shall survive the making of the Loan, and shall continue in full force and effect until the later of the Maturity Date or until the Secured Obligations shall be paid in full.

6.24.       Counterparts. This Promissory Note may be executed in one or more counterparts. Each counterpart of this Promissory Note shall be deemed a duplicate original of this Promissory Note, and all counterparts when collected together shall be deemed to constitute one and the same document. A counterpart may be an entire copy of this Promissory Note or a signature page of this Promissory Note.

6.25.       Entire Agreement. This Promissory Note, the Loan Agreement, and the Loan Documents contain the entire agreement of the Parties regarding the Loan, and no other oral or prior written Contracts shall be binding on Lender. Borrower represents and warrants that Borrower has neither been influenced by any Person to enter into this Promissory Note, the Loan Agreement, and the Loan Documents, nor relied on any representation, warranty, or covenant of any Person except for those representations, warranties, and covenants set forth in this Promissory Note, the Loan Agreement, and the Loan Documents. Borrower agrees that: (a) it shall be unreasonable for Borrower to have or rely on any expectation not reflected in the provisions of this Promissory Note, the Loan Agreement, or the Loan Documents; (b) if Borrower has or shall develop an expectation contrary to or in addition to the provisions of this Promissory Note, the Loan Agreement, or the Loan Documents, Borrower shall have a duty to give written notice to Lender immediately; and (c) if Borrower shall fail to obtain an amendment to this Promissory Note, the Loan Agreement, or the Loan Documents after having developed an expectation contrary to or in addition to the provisions of this Promissory Note, the Loan Agreement, and the Loan Documents, such failure shall be an admission for evidentiary purposes in any Litigation that the expectation was not reasonable and was not part of the final binding agreement of the Parties.

[signature page follows]

EXECUTED and DELIVERED as of April 24, 2026.

BORROWER:

IIP-IL 2 LLC,
a Delaware limited liability company

By: IIP Operating Partnership, LP, its sole member

By: Innovative Industrial Properties, Inc., its sole general partner

By: /s/ David Smith
Name: David Smith
Title: Chief Financial Officer

APPROVED BY:

LENDER

Generations Bank

/s/ Jentry K. Jones
Jentry K. Jones, SVP, Senior Business Development Officer